UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)    November 5, 2002
                                                    ------------------------
                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


The Board of Directors of MBNA Corporation, at a special meeting on Friday, November 1, 2002, appointed Randolph D. Lerner chairman, Norma Lerner a director, and Charlie Cawley chief executive officer of MBNA Corporation. The recommendations concerning Mrs. Lerner and Mr. Lerner were made to the board by Mr. Cawley with the support of the entire MBNA management committee.

Mr. Lerner, 40, has been a director of the Corporation and its principal subsidiary, MBNA America Bank, since April 1993. Lerner is chairman of MBNA's Finance and Loan Committee. He has been in the investment business since September 1991. He serves as chairman of the board of trustees of the New York Academy of Art and as a member of the board of trustees of the Hospital for Special Surgery in New York City. Lerner is a graduate of Columbia University's Columbia College and School of Law. He is also a member of the New York State and the District of Columbia Bars. He began his career at Bear Stearns.

Mrs. Lerner, the widow of Al Lerner, is a well-known civic volunteer and philanthropist in the Cleveland community. She serves as a member of the board of trustees of University Hospitals of Cleveland, the University Hospitals of Cleveland Health System and the Musical Arts Association in Cleveland. Known for their philanthropy, Al and Norma Lerner helped create the Lerner Research Institute at the Cleveland Clinic with a gift of $16 million. In June, the Lerners increased their support by donating an additional $100 million to the clinic. Mrs. Lerner currently serves on the MBNA Foundation Grants Committee. She received an honorary degree from Cleveland State University in May 2001 to recognize her commitment to community service.

Mr. Cawley, 62, president, will serve as chief executive officer (CEO) of MBNA Corporation. He has been president of MBNA for 17 years and was the founder of the original company in 1982.

The Corporation's newly established Executive Committee will be made up of Mr. Cawley, Mr. Lerner, Mr. Bruce L. Hammonds, chairman and chief executive officer of MBNA America Bank, and Mr. John R. Cochran, president of MBNA America Bank. Cawley, Hammonds, and Cochran have been the senior operating executives of MBNA since its founding.





















                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                    MBNA CORPORATION


Date: November 5, 2002                 By:   /s/     M. Scot Kaufman
                                             -------------------------------
                                                     M. Scot Kaufman
                                             Senior Executive Vice President
                                               and Chief Financial Officer